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SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of and effective as of December 19, 2014 (the “Effective Date”), by and between MAMAMANCINI’S HOLDINGS, INC., a corporation incorporated under the laws of the State of Nevada (the “Company”), and MANATUCK HILL PARTNERS, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Buyer”).

WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, a Two Million United States Dollars (US$2,000,000) convertible, redeemable debenture (in the form attached hereto as Exhibit A, the “Debenture”), for the total purchase price of Two Million United States Dollars (US$2,000,000) (the “Purchase Price”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1 “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.2 “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

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2.3 “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

2.4 “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.5 “Common Stock” means the common stock of the Company, par value $0.00001 per share.

2.6 “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.7 “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.8 “Debenture” shall have the meaning given to it in the preamble hereof.

2.9 “Effective Date” means the date so defined in the introductory paragraph of this Agreement.

2.10 “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.11 “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.12 “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

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2.13 “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.14 “Hazardous Materials” means: (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.15 “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.16 “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.17 “Leases” means all leases for real or personal property.

2.18 “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, prospects, properties, financial condition or results of operations of the Company; (ii) a material impairment of the ability of the Company to perform any of its Obligations under any of the Transaction Documents; or (iii) a material adverse effect on: (A) the legality, validity, binding effect or enforceability against the Company of any of the Transaction Documents; (B) the rights or remedies of the Buyer under any of the Transaction Documents; or (C) a material adverse effect or impairment on the Buyer’s ability to sell the shares of the Company’s Common Stock issuable to Buyer under any Transaction Documents without limitation or restriction. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by Buyer, in its sole, but reasonably exercised, discretion.

2.19 “Material Contract” shall mean any Contract to which the Company is a party or by which the Company or any of its Assets are bound and which: (i) must be disclosed to any Governmental Authority or any other laws, rules or regulations of any Governmental Authority (including without limitation U.S. federal securities laws); (ii) involves aggregate payments of One Hundred Thousand United States Dollars (US$100,000) or more to or from the Company; (iii) involves delivery, purchase, licensing or provision, by or to the Company, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of One Hundred Thousand United States Dollars (US$100,000) or more or is otherwise material to the conduct of the Company’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Company Lease; (iv) imposes any guaranty, surety or indemnification Obligations on the Company; or (v) prohibits the Company from engaging in any business or competing anywhere in the world.

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2.20 “Obligation” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations under Contracts, existing or incurred under this Agreement or the Debenture, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

2.21 “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.22 “OTC Markets” means the OTC Markets Group, Inc.

2.23 “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.24 “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.25 “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board, the OTC Markets, the so-called OTC Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.26 “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.27 “Qualified Offering” shall mean any equity financing pursuant to which the Company sells, in one or more related transactions, shares of Series B Preferred with aggregate proceeds to the Company of not less than Three Million United States Dollars (US$3,000,000), including any and all warrants which are exercisable into Common Stock (with such amount exercisable considered aggregate proceeds of the Company).

2.28 “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

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2.29 “Registrable Securities” shall mean the Common Stock underlying the Series B Preferred and the Common Stock issuable to the Buyer pursuant to this Agreement and any other Transaction Document.

2.30 “Registration Statement” means a registration statement under the Securities Act which covers the Registrable Securities.

2.31 “SEC” shall mean the United States Securities and Exchange Commission.

2.32 “Securities” means, collectively, the Debentures, the Series B Preferred (as defined herein), and any additional shares of Common Stock issuable (i) in connection with a conversion of the Debentures or (ii) issuance in accordance with Section 7.3 or any other terms or provision of this Agreement or any other Transaction Documents.

2.33 “Series B Preferred” shall mean the Company’s Series B Convertible Preferred Stock, par value per share to be determined following the date hereof, or such other series of convertible preferred stock to be designated by the Company and offered pursuant to the Qualified Offering.

2.34 “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.35 “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.36 “Transaction Documents” means this Agreement any and all documents or instruments executed or to be executed by the Company in connection with this Agreement, including the Debenture, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) references to the words “share” or “shareholder”, if in reference to the Company, shall refer to “units” or “unitholder” respectively and (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation”.

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ARTICLE IV

PURCHASE AND SALE OF DEBENTURE

4.1 Purchase and Sale of Debenture. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, and Company agrees to sell and issue to Buyer, the Debenture in the amount of the Purchase Price.

4.2 Closing Date. The purchase and sale of the Debenture shall be for Two Million United States Dollars (US$2,000,000), and shall take place on the Effective Date, or such later date as the Company and the Buyer may agree in writing, subject to satisfaction of the conditions set forth in this Agreement (the “Closing Date”). The Debenture shall be issued in the name of registered holder set forth on Exhibit B hereto.

4.3 Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date: (i) the Buyer shall deliver to the Company, to a Company account designated by the Company, the Purchase Price for the Debenture to be issued and sold to Buyer, minus the fees to be paid directly from the proceeds as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars; and (ii) the Company shall deliver to Buyer the Securities which Buyer is purchasing hereunder, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

ARTICLE V

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to the Company, that:

5.1 Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

5.2 Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

5.3 Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

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5.4 Information. Buyer and its advisors, if any, have been furnished with all materials they have requested relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received response from the Company or management satisfactory to the Buyer Neither such inquiries, nor any materials provided to Buyer, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to fully rely on the Company’s representations and warranties contained in Article VI below. Buyer understand that its investment in the Securities involved a high degree of risk. Buyer is in a position regarding the Company, which, based upon economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5 No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6 Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Buyer to purchase the Securities, the Company makes the following representations and warranties to Buyer, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement, and which shall survive the execution and delivery of this Agreement:

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6.1 Organization. The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. The Company has the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal name of the Company is as set forth in the preamble to this Agreement, and the Company does not currently conduct, nor has the Company, during the last five (5) years conducted, business under any other name or trade name, except for Mascot Properties, Inc.

6.2 Authority and Approval of Agreement; Binding Effect. The execution and delivery by Company of this Agreement and the Transaction Documents, and the performance by Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Company and its board of directors pursuant to all applicable Laws and no other action or Consent on the part of Company, its board directors or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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6.3 Capitalization. The authorized capital stock of the Company consists of two hundred fifty million (250,000,000) shares of Common Stock and twenty million (20,000,000) shares of blank check preferred stock, par value $0.00001 per share (the “Preferred Stock”), of which Twenty Five Million Eight Hundred Seven Thousand Three Hundred Seventy Six (25,807,376) shares of Common Stock are issued and outstanding as of the date hereof, and zero (0) shares of Preferred Stock are issued and outstanding as of the date hereof. All of such outstanding shares have been validly issued and are fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. As of the Effective Date, no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by the Company. The Common Stock is currently quoted on the QTCQB under the trading symbol “MMMB”. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. Except as disclosed in the “Public Documents” (as hereinafter defined) and except for the Securities to be issued pursuant to this Agreement, as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its Subsidiaries, or by which the Company or any of its Subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has furnished to the Buyer true, complete and correct copies of: (I) the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof; and (II) the Company’s Bylaws, as in effect on the date hereof (together, the “Organizational Documents”). Except for the Organizational Documents or as disclosed in the Public Documents, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.

6.4 No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Organizational Documents of the Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s Assets. The Company is not in violation of its Organizational Documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. The businesses of the Company are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

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6.5 Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.

6.6 Public Documents; Financial Statements. The Company has filed all reports required to be filed by it under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) on a timely basis. As of their respective dates, all materials filed by the Company with the SEC, whether or not so required to have been filed (collectively, the “Public Documents”), complied in all material respects with the requirements of the 1933 Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the Public Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Public Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. To the knowledge of Company and its officers, no other information provided by or on behalf of Company to the Buyer which is not included in the Public Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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6.7 Absence of Certain Changes. Since the date the last of the Public Documents was filed with SEC Markets, none of the following have occurred:

(a) There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

(b) Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Company other than in the Company’s Ordinary Course of Business.

6.8 Absence of Litigation or Adverse Matters. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the ability of the Company to perform its Obligations under the Transaction Documents; (ii) would constitute a default under any of the Transaction Documents; (iii) would constitute such a default with the giving of notice or lapse of time or both; or (iv) would constitute or give rise to a Material Adverse Effect. In addition: (v) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (vi) there is no outstanding Judgments against or affecting the Company, its business or Assets; (vii) the Company is not in breach or violation of any Contract; and (viii) the Company has not received any material complaint from any customer, supplier, vendor or employee.

6.9 Liabilities and Indebtedness of the Company. The Company does not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (iii) Obligations incurred in the Ordinary Course of Business since the date of the most recent Financial Statements which do not or would not, individually or in the aggregate, exceed One Hundred Thousand United States Dollars (US$100,000) or otherwise have a Material Adverse Effect.

6.10 Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted. Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.11 Compliance with Laws. To the knowledge of the Company and its officers, the Company is and at all times has been in full compliance with all Laws. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.12 Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

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6.13 Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.14 Employee Benefit Plans. Except as disclosed to the Buyer in writing prior to the date hereof, the Company does not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate (collectively, the “Employee Benefit Plans”). To the Company’s knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.15 Tax Matters. The has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

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6.16 Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

6.17 Permits. The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in full compliance with the respective requirements of all such Permits.

6.18 Environmental Laws. Except as are used in such amounts as are customary in the Company’s Ordinary Course of Business and in compliance with all applicable Environmental Laws, the Company represents and warrants to Buyer that: (i) the Company has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Company (whether or not owned by the Company) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Company comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, Claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the Company’s knowledge, threatened; and (iv) the Company does not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

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6.19 Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.20 Related Party Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

6.21 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.22 Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company, and its representatives.

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6.23 Brokerage Fees. Except William Smith and Company, there is no Person acting on behalf of the Company who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.24 No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Securities.

6.25 Private Placement. No registration under the Securities Act or the laws, rules or regulation of any other governmental authority is required for the issuance of the Securities. The Company is not disqualified from relying on Rule 506 Securities Act pursuant to Rule 506(d) or any other provision thereof.

6.26 No Integrated Offering. None of the Company, any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings of the Company’s securities for purposes of the 1933 Act. None of the Company, its affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

6.27 Full Disclosure. All the representations and warranties made by Company herein or in the Schedules hereto, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Buyer in connection with or in furtherance of this Agreement or pertaining to the transaction contemplated herein, whether made or given by Company, its agents or representatives, are complete and accurate to the best of the knowledge of the Company, its officers and directors, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII

COVENANTS

7.1 Covenants.

(a) Corporate Existence. The Company shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company is presently conducting.

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(b) Tax Liabilities. The Company shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company or any of its properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

(c) Notice of Proceedings. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of all threatened or pending material Proceedings before any Governmental Authority or otherwise affecting the Company or any of its Assets.

(d) Material Adverse Effect. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

(e) Notice of Default. The Company shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

(f) Maintain Property. The Company shall at all times maintain, preserve and keep all of its Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

(g) Maintain Insurance. The Company shall at all times insure and keep insured with insurance companies acceptable to Buyer, all insurable property owned by the Company which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.

(h) ERISA Liabilities; Employee Plans. The Company shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Company; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Buyer immediately upon receipt by the Company of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Buyer of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

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(i) Reporting Status; Listing. So long as Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of any shares of Common Stock issuable to Buyer under any of the Transaction Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, any shares of Common Stock issuable to Buyer under any of the Transaction Documents) on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

(j) Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf has or will provide Buyer with any information that the Company believes constitutes material non-public information other than the transactions contemplated by the Transaction Documents. The Company understands and confirms that Buyer shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(k) Participation in the Qualified Offering. The Buyer shall be permitted to participate in the Qualified Offering and, in its sole and absolute discretion, purchase additional shares of Series B Preferred in an amount of up to Two Million and No/100 United States Dollars (US$2,000,000), pursuant to the terms and conditions set forth in the documents governing the Qualified Offering. The Company shall provide the Buyer no less than fourteen (14) days’ notice of the termination of the Qualified Offering. In addition, the Buyer shall be granted the same registration rights as granted to any other purchaser of Series B Preferred in connection with the Qualified Offering.

7.2 Fees and Expenses.

(a) Transaction Fees. The Company agrees to pay to Buyer an origination fee equal to two percent (2%) of the amount of the Debenture purchased by Buyer, which fee shall be due and payable on the Effective Date and withheld from the gross purchase price paid by Buyer for the Debenture.

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(b) Document Review and Legal Fees. The Company agrees to pay to the Buyer or its counsel a document review and legal fee equal to eighteen thousand, seven hundred fifty United States Dollars (US$18,750), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Documents.

7.3 Issuance of Common Stock. The Company agrees to issue to the Buyer two hundred thousand (200,000) shares of the Company’s common stock, par value $0.00001 per share, as a commitment fee in consideration for purchasing the Debenture. In the event of Qualified Offering at a price of less than $2.00 per Series B Preferred share, the Buyer shall be issued additional shares of the Company’s common stock at the time of the Qualified Offering such that the aggregate value of common shares issued to the Buyer pursuant to Section 7.3 shall be not less than Four Hundred Thousand United States Dollars (US$400,000).

ARTICLE VIII

INDEMNIFICATION

(a) The Company will indemnify and hold Buyer and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Buyer (within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Buyer Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Buyer Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or any Transaction Document or (ii) any action instituted against a Buyer Party in any capacity, or any of them or their respective affiliates, by any stockholder of the Company who is not an affiliate of such Buyer Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Buyer Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Buyer Party’s breach of any of the representations, warranties, covenants or agreements made by such Buyer Party in this Agreement or any Transaction Document; provided that such a claim for indemnification relating to any breach of any of the representations or warranties made by the Company in this Agreement is made within 18 months from the Closing.

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(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Article VIII, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

ARTICLE IX

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyer is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

9.1 Buyer shall have executed the Transaction Documents and delivered them to the Company.

9.2 The representations and warranties of the Buyer shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

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9.3 The Company shall have received such certificates, confirmations, resolutions, acknowledgements or other documentation necessary or advisable from all applicable Governmental Authorities, including, but not limited to, those located in the State of Nevada, as the Company may require in order to evidence such Governmental Authorities’ approval of this Agreement, the Transaction Documents and the purchase of the Debenture contemplated hereby.

ARTICLE X

CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Debenture is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

10.1 The Company, and/or the Chief Executive Officer (as applicable) shall have executed and delivered the Transaction Documents to the Buyer.

10.2 The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the Closing Date (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

10.3 The Company shall have executed and delivered to Buyer a closing certificate, certified as true, complete and correct by an officer of the Company, in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is formed; (ii) the Company’s Organizational Documents; and (iii) copies of the resolutions of the board of directors of the Company as adopted by the Company’s or board of directors, in a form acceptable to Buyer, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby, in a form acceptable to the Buyer.

10.4 No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

10.5 The Buyer shall have received copies of UCC search reports, issued by the Secretary of State of the state of incorporation of the Company, dated such a date as is reasonably acceptable to Buyer, listing all effective financing statements which name the Company, under its present name and any previous names, as debtors, together with copies of such financing statements.

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10.6 The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE XI

MISCELLANEOUS

10.1 Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	MamaMancini’s Holdings, Inc.
25 Branca Road
East Rutherford, NJ 07073
Attention: Carl Wolf
E-Mail: carl@mamamancinis.com

With a copy to:	Lucosky Brookman LLP
(which shall not constitute notice)	101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
Attn: Joseph M. Lucosky, Esq.
E-Mail: jlucosky@lucbro.com

If to the Buyer:	Manatuck Hill Partners, LLC
1465 Post Road
East Westport, CT
06880
(203) 418–4400
Attn: Tom Scalia
E-Mail: tom@manatuckhill.com

With a copy to:	Seward & Kissel LLP
(which shall not constitute notice)	One Battery Park Plaza
New York, NY 10004
Attn: Edward Horton
E-Mail: horton@sewkis.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered or sent by email, then upon hand delivery or receipt thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

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10.2 Entire Agreement. This Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against the Company and Buyer in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Company and Buyer. No promises, either expressed or implied, exist between the Company and Buyer, unless contained herein or in the Transaction Documents. This Agreement and the Transaction Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

10.3 Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Transaction Documents, or consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Buyer, and then such waiver or consent shall be effective only for the specific purpose for which given.

10.4 WAIVER OF JURY TRIAL. BUYER, THE COMPANY AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH BUYER AND THE COMPANY AND/OR THE GUARNATORS ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BUYER PURCHASING THE DEBENTURES.

10.5 Assignability. Buyer may at any time assign Buyer’s rights in this Agreement, the Debentures, any Transaction Document, or any part thereof. In addition, Buyer may at any time sell one or more participations in the Debentures. The Company may not sell or assign this Agreement, any Transaction Document or any other agreement with Buyer, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Buyer, which consent may be withheld or conditioned in Buyer’s sole and absolute discretion. This Agreement shall be binding upon Buyer and the Company and their respective legal representatives, successors and permitted assigns. All references herein to a Company shall be deemed to include any successors, whether immediate or remote. In the case of a joint venture or partnership, the term “Company shall be deemed to include all joint venturers or partners thereof, who shall be jointly and severally liable hereunder.

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10.6 Publicity. Buyer shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the Company; provided, however, that the Company shall be entitled, without the prior approval of Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, the Company shall use its best efforts to consult Buyer in connection with any such press release or other public disclosure prior to its release and Buyer shall be provided with a copy thereof upon release thereof. Buyer shall have the right to make any press release with respect to the transactions contemplated hereby without Company’s approval. In addition, with respect to any press release to be made by Buyer, the Company hereby authorizes and grants blanket permission to Buyer to include the Company’s stock symbol, if any, in any press releases. The Company shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Buyer in connection with any such press releases.

10.7 Binding Effect. This Agreement shall become effective upon execution by the Company and Buyer.

10.8 Governing Law. This Agreement and all other Transaction Documents shall be delivered and accepted in and shall be deemed to be contracts made under and governed by the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, without giving effect to the choice of law provisions of such State.

10.9 Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.10 Survival of Company’s Representations. All covenants, agreements, representations and warranties made by the Company herein shall, notwithstanding any investigation by Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the sale and purchase of the Debenture, and shall be deemed to be continuing representations and warranties until such time as the Company have fulfilled all of its Obligations to Buyer hereunder and under all other Transaction Documents, and Buyer has been indefeasibly paid in full.

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10.11 Time of Essence. Time is of the essence in making payments of all amounts due Buyer under this Agreement and the other Transaction Documents and in the performance and observance by the Company of each covenant, agreement, provision and term of this Agreement and the other Transaction Documents. The parties agree that in the event that any date on which performance is to occur falls on a day other than a Business Day, then the time for such performance shall be extended until the next Business Day thereafter occurring.

10.12 Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

10.13 Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority, foreign or national; (ii) not use or permit the use of the proceeds of the Debenture to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act laws and regulations, as amended. As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

10.14. Termination. Upon payment in full of the Debenture purchased hereunder, together with all other charges, fees and costs due and payable under this Agreement or under any of the Transaction Documents, the Company shall have the right to terminate this Agreement upon written notice to the Buyer.

10.15. Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

10.16. Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

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Execution Version

10.17. Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

10.18. Further Assurances. The Company will execute and deliver such further instruments and do such further acts and things as may be reasonably required by Buyer to carry out the intent and purposes of this Agreement.

10.19. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[signature pages follow]

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Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

MAMAMANCINI’S HOLDINGS, INC.

By:
Name:	Carl Wolf
Title:	Chief Executive Officer

BUYER:

MANATUCK HILL PARTNERS, LLC

By:
Name:	Thomas Scalia
Title:	Chief Financial Officer of the Managing Member

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Execution Version

EXHIBIT A

FORM OF DEBENTURE

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Execution Version

EXHIBIT B

REGISTERED HOLDER

Manatuck Hill Scout Fund, LP

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